Exhibit 4(a)

                       Baltimore Gas and Electric Company


                            $300,000,000 5.25% Notes
                              due December 15, 2006


                               PURCHASE AGREEMENT


                                December 4, 2001



Lehman Brothers Inc.
Banc of America Securities LLC
BNY Capital Markets, Inc.
Salomon Smith Barney Inc.
Scotia Capital (USA) Inc.,
SunTrust Capital Markets, Inc.


c/o
Lehman Brothers Inc.
101 Hudson Street
Jersey City, NJ 07302



Ladies and Gentlemen:


1. Introduction. Baltimore Gas and Electric Company, a Maryland corporation (the "Company") proposes to issue and sell to Lehman Brothers Inc., Banc of America Securities LLC, BNY Capital Markets, Inc., Salomon Smith Barney Inc., Scotia Capital (USA) Inc., and SunTrust Capital Markets, Inc. (the "Initial Purchasers"), its $300,000,000 5.25% Notes due December 15, 2006, described in Annex I (the "Securities"), subject to the terms and conditions set forth herein. The Securities are to be issued pursuant to the provisions of the Indenture dated as of July 1, 1985 and supplemented on October 1, 1987 and January 26, 1993, creating the Securities (the "Indenture"), between the Company and The Bank of New York (successor to Mercantile-Safe Deposit and Trust Company), as Trustee (the "Trustee"). The Securities will bear interest at a rate of 5.25 % per year. The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a registration rights agreement dated December 11, 2001 and in a form reasonably satisfactory to the Initial Purchasers and the Company (the "Registration Rights Agreement"), pursuant to which the Company will use its commercially reasonable efforts to file a registration statement with the Securities Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") covering the exchange offer referred to in the Registration Rights Agreement (the "Exchange Offer").


2. Terms of Offering. The Securities will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act. The Company has prepared and delivered a preliminary offering memorandum (the "Preliminary Offering Memorandum") dated December 3, 2001 and has prepared and will deliver a final offering memorandum (the "Final
Offering Memorandum") dated December 4, 2001 and will deliver to the Initial Purchasers, on the date hereof or the next succeeding day, copies of the Final Offering Memorandum, relating to the Securities, for use by each of Initial Purchasers in connection with the solicitation of, purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (including any amendment or supplement to such document as of such date), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with the solicitation of, purchases of, or offering of, the Securities.


                  The Initial Purchasers have advised the Company that the Initial Purchasers will, and the Company agrees that the Initial Purchasers may, make offers (the "Exempt Resales") of the Securities purchased hereunder on the terms set forth in the Offering Memorandum solely to persons whom the Initial Purchasers reasonably believe each to be (i) "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs"), (ii) other institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that execute and deliver a certificate containing certain representations and agreements ("Institutional Accredited Investors"), and (iii) non-U.S. persons to whom offers and sales of the Securities may be made in reliance upon the provisions of Regulation S under the Securities Act (such persons collectively being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Securities to Eligible Purchasers initially at a price equal to 99.56% of the principal amount thereof. Such price may be changed at any time without notice.


                  Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture with respect thereto, the Securities shall bear the following legend:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) (1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO ANY EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE

REVERSE OF THIS SECURITY) THAT
IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE OR (6) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF EACH STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT.


IF THIS NOTE IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) OR ITS NOMINEE, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN."

         3. Representation and Warranties of the Company. The Company represents and warrants to the Initial Purchasers, that:

     (a) The Preliminary Offering Memorandum and, the Final Offering Memorandum as of their respective dates did not and the Offering Memorandum does not, and at the Closing Date (as hereinafter defined) the Offering Memorandum will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading; on said dates. The documents listed under the heading WHERE YOU CAN FIND MORE
INFORMATION that are or will be incorporated by reference in the Offering Memorandum (the "Incorporated Documents"), taken together as a whole, fully complied or will comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the SEC thereunder, and, when read together with the Offering Memorandum on said dates did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing representations and warranties in this paragraph (a) shall not apply to statements or omissions made in reliance upon and in conformity with the information furnished to the Company in writing by, or on behalf of Initial Purchasers expressly for use in the Offering Memorandum.

(b) The Company has been incorporated and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Offering Memorandum, and the Company is qualified as a foreign corporation to transact business and in good standing in each jurisdiction in which such qualification is required and is in which the failure to be so qualified would have a material adverse effect on the financial position or financial results of operations of the Company and its subsidiaries taken as a whole.

     (c) The Company is not in violation of its Articles or Certificate of Incorporation, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any mortgage or any material contract, lease, note or other instrument to which it is a party or by which it may be bound, or materially in violation of any law, administrative regulation or administrative, arbitration or court order, except in each case to such extent as may be set forth in the Offering Memorandum; and the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the Articles of Incorporation or by-laws of the Company or any mortgage, material contract, lease, note or other instrument to which the Company is a party or by which the Company may be bound, or any law, administrative regulation or administrative, arbitration or court order.

     (d) The approval of the Maryland Public Service Commission necessary for the valid issuance by the Company of the Securities has been obtained and continues in full force and effect. Other than as provided in the immediately preceding sentence, no consent of or approval by any public board or body or administrative agency, federal or state, is necessary to authorize the issuance and sale of the Securities, except that there must be compliance with the Blue Sky or securities laws of the states in which the Securities are to be sold. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 7 and, with respect to sales to Eligible Purchasers, compliance by the Initial Purchasers with the provision of Rule 144A,

Regulation D or Regulation S applicable to the Initial Purchasers in connection with such sales, it is not necessary in connection with the offer, sale and delivery of the Securities by the Company to the Initial Purchasers, and by the Initial Purchasers to each Eligible Purchaser, in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.


(e) The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.

(f) The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under the Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

(g) None of the Company, its affiliates, as such term is defined in Rule 501(b) under the Securities Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(h) With respect to those Securities sold in reliance on Regulation S (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restriction requirements of Regulation S.

(i) Except as set forth in or contemplated by the Offering Memorandum, no material adverse change has occurred in the financial condition of the Company, since the respective dates as of which information is given in the Offering Memorandum.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The Registration Rights Agreement has been duly and validly authorized by all necessary corporate action.

                  (l) The Indenture has been duly and validly authorized by all necessary corporate action; and the Indenture has been duly and validly executed and delivered and is a valid and enforceable instrument in accordance with its terms, except as enforcement of the provisions of the Indenture may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights or by general principles of equity.

                  (m) The issuance and sale of the Securities have been duly and validly authorized by all necessary corporate action, and on the Closing Date, (assuming authentication by the Trustee) will be duly executed and delivered and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy or other applicable laws effecting the enforcement of creditor's rights or by general principles of equity.

                  (n) The Exchange Securities (as defined in the Registration Rights Agreement) have been duly and validly authorized by all necessary corporate action and when duly issued, authenticated and delivered will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy or other applicable laws effecting the enforcement of creditor's rights or by general principals of equity.


                  Any certificate signed by any officer of the Company and delivered to you or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby. The Company acknowledges that the Initial Purchasers, and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.


         4 Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, severally, and the Initial
Purchasers each agree to purchase from the Company, severally, at the time and place herein specified, the principal amount of the Securities listed next to their respective names in Schedule A hereto at a purchase price equal to 99.06% of the principal amount thereof.

         5. Time and Place of Closing. Delivery of the Securities against payment therefor by wire transfer in federal funds shall be made at the offices of Baltimore Gas and Electric Company, 39 West Lexington Street, Baltimore, Maryland, at 9:00 A.M., New York City Time, on December 11, 2001 or at such other place, time and date as shall be agreed upon in writing by the Company and the Initial Purchasers. The hour and date of such delivery and payment are herein called the "Closing Date".


                  The Securities sold to QIBs in reliance on Rule 144A will be issued in the form of one or more global notes in fully registered form (the "144A Global Notes"). The Securities sold to non-U.S. persons in offshore transactions in reliance on Regulation S will be issued in the form of one or more global notes in fully registered form (the "Regulation S Global Notes," and together with the 144A Global Notes are referred to herein as the "Global Notes"). The Global Notes shall be delivered on the Closing Date, or on such other date and time as agreed by the Initial Purchasers, the Company, The Depository Trust Company ("DTC") or The Bank of New York, to DTC or The Bank of New York, as custodian for DTC, in fully registered form in the name of CEDE & Co. for the account of the Initial Purchasers or as directed by the Initial

Purchasers not later than the close of business on the second business day prior to the Closing Date.

                  Certificates representing the Securities sold to Institutional Accredited Investors shall be delivered on the Closing Date to the Initial Purchasers, or as directed by the Initial Purchasers, in fully registered form in denominations of $100,000 and in integral multiples of $1,000 in excess thereof and registered in such names as the Initial Purchasers shall reasonably request in writing not later than the close of business on the second business day prior to the Closing Date, or, to the extent not so requested, registered in the names of the Initial Purchasers in such authorized denomination as the Company shall determine.

                  The Company agrees to make the Securities available to the Initial Purchasers for checking purposes not later than 10:00 A.M., New York Time, on the last business day preceding the Closing Date at the offices of The Bank of New York, 5 Penn Plaza - 13th Floor, New York NY 10001-1810.

                  6. Covenants of the Company. The Company agrees with the Initial Purchasers as follows:


     (a) To advise the Initial Purchasers (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 6(c) below that makes any statement of a material fact made in the Offering Memorandum untrue or that requires any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order suspending the qualification or exemption of any of the Securities under any state securities or blue-sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any state securities or blue-sky laws, the Company shall use its best efforts to obtain the prompt withdrawal or lifting of such order.

(b) To furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum, and any amendments or supplements thereto, and Incorporated Documents, as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.


     (c) If, during such period (not exceeding the nine month period following the date of this Agreement) as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, any event relating to or affecting the Company or of which the

Company shall be advised in writing by
the Initial Purchasers shall occur which, in the Company's reasonable opinion, should be set forth in a supplement to, or an amendment of, the Offering Memorandum in order to make the Offering Memorandum not misleading in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, the Company will, at its expense, prepare an appropriate amendment or supplement to such Offering Memorandum so that the Offering Memorandum, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Offering Memorandum is delivered to an Eligible Purchaser, not misleading; provided that should such event relate solely to information furnished in writing to the Company by or on behalf of the Initial Purchasers for use in connection with the preparation of the Preliminary Offering Memorandum, the Final Offering Memorandum or any Offering Memorandum (or any amendment or supplement thereto), then the Initial Purchasers shall assume the expense of preparing and furnishing any such amendment or supplement. In case the Initial Purchasers are required to deliver an Offering Memorandum after the expiration of nine months from the date of this Agreement, the Company, upon the Initial Purchasers' request, will furnish to the Initial Purchasers, at the Initial Purchasers' expense, a reasonable quantity of any such amendment or supplement referred to in this Section 6(c).


(d) To advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Memorandum. The Initial Purchasers' delivery of any such amendment or supplement, shall not constitute a waiver of any of the conditions set forth in Section 8.

(e) To furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the blue-sky laws of such jurisdictions as the Initial Purchasers may designate, provided that the Company shall not be required to register or qualify as a foreign corporation or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or to meet any other requirements deemed by the Company to be unduly burdensome.

(f) To take all reasonable action necessary to enable the ratings agencies rating the Securities to provide their ratings of the Securities.

(g) So long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any holder of Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Securities Act.

     (h) Except as herein provided, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, to pay all expenses and taxes (except transfer taxes) in connection with the performance by the Company of its obligations under this Agreement, including without limitation (i) the preparation by it of the Preliminary Offering Memorandum and the Offering
Memorandum,  (ii) the  issuance and  delivery of the  Securities  as provided in
Section 5 hereof, (iii) the qualification of the Securities under blue-sky laws (including counsel fees not to exceed $7,500), and (iv) the printing and delivery to the Initial Purchasers of reasonable quantities of the Offering Memorandum and, except as provided in Section 6(c) hereof, of any amendments or supplements thereto. The Company shall not, however, be required to pay any amount for any expenses of the Initial Purchasers, except that, if this Agreement shall be terminated in accordance with the provisions of Section 8 or 10 hereof, the Company will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel for the Initial Purchasers, whose reasonable fees and disbursements the Initial Purchasers agree to pay in any other event, and will reimburse the Initial Purchasers for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding $5,000, incurred in contemplation of the performance of this Agreement. The Company shall not in any event be liable to the Initial Purchasers for damages on account of loss of anticipated profits.

(i) To obtain the approval of DTC for "book-entry" transfer of the Securities, except those Securities sold to Institutional Accredited Investors, and to comply with all of its agreements in the Registration Rights Agreement and set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

(j) During the period beginning on the date hereof and continuing to the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

(k) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Securities under the Securities Act.

(l) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any direct selling efforts (as that term is defined in Regulation S under the Securities Act) with respect to the Securities sold pursuant to Regulation S, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions of Regulation S with respect to those Securities sold pursuant thereto.

(m) Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined in Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, promptly upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee for cancellation.

     (n) In connection with the original distribution of the Securities, prior to any offer or sale of the Securities by the Initial Purchasers, the Initial Purchasers and its counsel shall have the right to make reasonable inquiries into the business of the Company, The Company also agrees to provide answers to each prospective subsequent purchaser of Securities who so requests concerning the Company (to the extent that such information is available or can be acquired and made available to prospective subsequent purchasers without unreasonable effort or expense and to the extent that the provision thereof is not prohibited by applicable law and, in the case of confidential or proprietary information, subject to appropriate confidentiality arrangements regarding such information) and the terms and conditions of the Securities, as provided in the Offering Memorandum.

7. Initial Purchasers' Representations and Warranties. Each Initial Purchaser represents and warrants to and agrees with the Company, that:

(a) It is a QIB or an Institutional Accredited Investor, as the case may be, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Securities.

(b) It is not acquiring the Securities with any present intention of offering or selling any of the Securities in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

(c) No form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by it or any of its representatives in connection with the offer and sale of the Securities pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.


     (d) In connection with Exempt Resales, it will solicit offers to buy the Securities only from, and will offer to sell the Securities only to, Eligible Purchasers that agree that (x) the Securities purchased by them may be resold, pledged or otherwise transferred only (I) to the Company, (II) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, (III) in an offshore transaction (as defined in Rule 902 of Regulation S) meeting the requirements of Rule 904 of Regulation S, (IV) in a transaction entitled to an exemption from registration provided by Rule 144 under the Securities Act, (V) to an Institutional Accredited Investor that, prior to such transfer, furnishes the Trustee a signed letter (substantially in the form of Appendix I to the Offering Memorandum), or (VI) in accordance with another applicable exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) and, in each case, in accordance with the applicable securities laws of each state of the United States or any other applicable jurisdiction and (y) they will deliver to each person, as required by applicable law, to whom such Securities or an interest therein is transferred a copy of the Offering Memorandum.


(e) It will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States, except in accordance with Regulation S under the Securities Act.

                  Each Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the several Initial Purchasers pursuant to Section 8 hereof, counsel to the Company and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and each Initial Purchaser hereby consents to such reliance.

8. Conditions of the Initial Purchaser's Obligations. The obligation of each Initial Purchaser to purchase and pay for the Securities shall be subject to the accuracy of the representations and warranties made herein on the part of the Company, to the performance by the Company of its obligations to be performed hereunder prior to the Closing Date, and to the following conditions:

(a) On the Closing Date, the Initial Purchasers shall have received from Sally Samuel, Esq., counsel for the Company, an opinion in form and substance reasonably satisfactory to the Initial Purchasers with such changes therein as may be agreed upon by the Company and the Initial Purchasers, with the approval of counsel for the Initial Purchasers, and the Initial Purchasers shall have received from Cahill Gordon & Reindel, counsel for the Initial Purchasers, an opinion in form and substance reasonably satisfactory to the Initial Purchasers.

(b) Subsequent to the signing of this Agreement, the Initial Purchasers shall have received a letter of PricewaterhouseCoopers LLP, dated the Closing Date, confirming that they are independent public accountants within the meaning of the Securities Act and the rules and regulations thereunder, and stating in effect that:


                  (i) In their opinion,  the consolidated  financial  statements and supporting schedule audited by them which are included in the Company's Form 10-K ("Form 10-K"), which is incorporated by reference in the Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder;

                  (ii) On the basis of procedures  specified in such letter (but not an audit in accordance with generally accepted auditing standards), including reading the minutes of meetings of the shareholder and the Board of Directors of the Company since the end of the year covered by the Form

               10-K as set  forth in the
               minute books through a specified date not more than five days prior to the Closing Date, performing procedures specified in Statement on Auditing Standards No. 71, Interim Financial
               Information, on the unaudited interim consolidated financial statements of the Company incorporated by reference in the Offering Memorandum and reading the latest available unaudited interim consolidated financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the latest available financial statements not incorporated by reference in the Offering Memorandum are prepared on a basis substantially consistent with that of the audited consolidated financial statements incorporated in the Offering Memorandum, nothing has come to their attention that has caused them to believe that (1) any unaudited consolidated financial statements incorporated by reference in the Offering Memorandum do not comply in form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder or any material modifications should be made to those unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; (2) at the date of the latest available balance sheet not incorporated by reference in the Offering Memorandum there was any change in the capital stock, change in long-term debt or decrease in consolidated net assets or ratio of earnings to fixed charges (measured on the most recent twelve-month period) of the Company as compared with the amounts shown in the latest balance sheet incorporated by reference in the Offering Memorandum or for the period from the closing date of the latest income statement incorporated by reference in the Offering Memorandum to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income or net income except in all instances for changes or decreases that the Offering Memorandum discloses have occurred or may occur, or which are described in such letter; or (3) at a specified date not more than five days prior to the Closing Date, there was any change in the capital stock or long-term debt of the Company or any decreases in consolidated net assets or in the ratio of earnings to fixed charges (measured on the most recent twelve-month period) of the Company as compared with amounts shown in the latest balance sheet incorporated by reference in the Offering Memorandum, except in all cases for changes or decreases which the Offering Memorandum discloses have occurred or may occur, or which are described in such letter; and

                  (iii) Certain specified procedures have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Offering Memorandum and that such procedures  have not revealed
               any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of the Company, except as described in such letter.

(c) Since the most recent dates as of which information is given in the Offering Memorandum, there shall not have been any material adverse change in the financial position or financial results of operations of the Company and its consolidated subsidiaries, considered as a whole and, at the Closing Date, the Initial Purchasers shall have received a certificate to such effect dated the Closing Date and signed by an officer of the Company.

(d) Since the date of this Agreement, neither Moody's Investor Services Inc. nor Standard & Poor's Ratings Services shall have downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of the Company which are of the same class as the Securities or the financial condition of the Company.

(e)      Prior to the Closing  Date,  the Company  shall have  furnished  to the
         Initial   Purchasers  such  further   information,   certificates   and
         documentation as the Initial Purchasers may reasonably request.


(f) The approval of the Maryland Public Service Commission necessary for the valid issuance by the Company of the Securities shall have been obtained and be continuing in full force and effect.

                  In case any of the conditions specified above in this Section 8 shall not have been fulfilled, this Agreement may be terminated by Lehman Brothers Inc. on behalf of the Initial Purchasers upon written notice hereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(h) and 9 hereof.


9.       Indemnification.


     (a) The Company shall indemnify, defend and hold harmless each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each Initial Purchaser and any such controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum or any Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; provided, however, that the indemnity agreement contained in this
Section 9 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Initial Purchasers for use in connection with the preparation of the Preliminary Offering Memorandum and the Final Offering Memorandum or any Offering Memorandum (or any amendment or supplement thereto); and provided further, that the indemnity agreement contained in this
Section 9 shall not inure to the benefit of any Initial Purchaser (or of any person controlling any Initial Purchaser) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Securities to any subsequent purchaser if a copy of the Offering Memorandum (including any amendment or supplement thereto), shall have been furnished to the Initial Purchasers or any subsequent purchaser at or prior to the time of written confirmation of the sale involved and such amendment or supplement corrected the alleged omission or alleged untrue statement in the Preliminary Offering Memorandum or the Offering Memorandum (exclusive of any documents incorporated by reference), and where the Company shall have provided to the Initial Purchasers in a timely manner sufficient copies of such Offering Memorandum or amendment or supplement thereof, shall not have been given or sent to such subsequent purchaser by or on behalf of the Initial Purchasers with or prior to the written confirmation of the sale involved. The indemnity agreement of the Company contained in this Section 9 and the representations and warranties of the Company contained in Section 3 hereof shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Initial Purchasers or any such controlling person, and shall survive the delivery of the Securities. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Initial Purchaser shall indemnify, defend and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, or any Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers for use in connection with the preparation of the Preliminary Offering Memorandum, the Final Offering Memorandum or any Offering Memorandum (or any amendment or supplement thereto).

The Initial Purchasers hereby furnishs
to the Company in writing expressly for use in the Preliminary Offering Memorandum and Final Offering Memorandum (i) the statements relating to the offering price on the front cover and (ii) the first, second, third, fourth, fifth (exclusive of the first sentence thereof) and sixth paragraphs under PLAN OF DISTRIBUTION. The Company acknowledges and agrees that the information referred to in the previous sentence is the only information the Initial Purchasers have furnished to the Company for use in the Preliminary Offering Memorandum or Final Offering Memorandum. The indemnity agreement of the Initial Purchasers contained in this Section 9 shall remain operative and in full force and effect regardless of any termination of this Agreement or of any investigation made by or on behalf of the Company, its directors or its officers, the Initial Purchasers, or any such controlling person, and shall survive the delivery of the Securities. This indemnity agreement will be in addition to any liability which the Initial Purchasers may have.

     (c) The Company and the Initial Purchasers shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them, but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnified party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in additional to local counsel) representing the indemnified parties who are parties to such action). Each of the Company and the Initial Purchasers agrees that without the other party's prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

     (d) If the indemnification provided for in subparagraph (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, (ii) the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement, and (iii) any other relevant equitable considerations; provided, however, (x) that in no case shall any Initial Purchaser be responsible for any amount in excess of the aggregate commission applicable to the Securities purchased by such Initial Purchaser and (y) that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute in excess of the amount equal to the excess of (i) the total price at which the Securities purchased by it were offered to Eligible Purchasers, over (ii) the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.


     10. Termination. Lehman Brothers Inc., on behalf of the Initial Purchasers, may terminate this Agreement, in its absolute discretion, by written notice to the Company, at any time prior to the Closing Date, if (a) prior to such time there has been, since the date of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the financial position or financial results of operations of the Company and its subsidiaries considered as one enterprise, (b) after the date hereof and at or prior to the Closing Date there shall have occurred any suspension or material limitation of trading of any of the Constellation Energy Group, Inc. or the Company's securities on the New York Stock Exchange, Inc. ("NYSE") or any general suspension of trading in securities on the NYSE, the American Stock Exchange, Inc. ("AMEX") or the NASDAQ Stock Market, Inc. ("NASDAQ") or there shall have been established by the NYSE, AMEX or NASDAQ or by the

Commission or by any federal or state agency or by the decision of any court, any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities, or (c) there shall have occurred any (i) new material outbreak of hostilities or (ii) new material other national or international calamity (including a terrorist attack) or crises, including, but not limited to, an escalation of hostilities which existed prior to the date of this Agreement, or (iii) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (b) or
(c) above on the financial markets of the United States shall be such as to in the reasonable judgement of Lehman Brothers Inc. make it impracticable for the Initial Purchasers to enforce contracts for the sale of the Securities. This Agreement may also be terminated at any time prior to the Closing Date by Lehman Brothers Inc., on behalf of the Initial Purchasers, if the subject matter of any amendment or supplement to the Offering Memorandum (other than an amendment or supplement relating solely to the activity of the Initial Purchasers) prepared and issued by the Company after the effectiveness of this Agreement shall have disclosed a material adverse change in the financial position or financial results of operations of the Company and its consolidated subsidiaries, considered as a whole, that has materially impaired the marketability of the Securities. Any termination hereof pursuant to this Section 10 shall be without liability of any party to any other party except as otherwise provided in
Section 6(h) and 9 hereof.


11. Miscellaneous. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement shall inure to the benefit of the Company, the Initial Purchasers and with respect to the provisions of Section 9 hereof, each director, officer and controlling person referred to in said Section 9, and their respective successors. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision of this Agreement. The term "successor" as used herein shall not include any purchaser, as such purchaser, of any of the Securities from the Initial Purchasers.


     12. Notices. All communications hereunder shall be in writing, and, if to the Initial Purchasers, shall be mailed or delivered to the Initial Purchasers at the address set forth above (with a copy to the General Counsel of Lehman Brothers Inc.), or, if to the Company, shall be mailed or delivered to it at 250 West Pratt Street, 20th Floor, Baltimore, Maryland 21201, Attention: Treasurer.


13. Survival. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6(h) and 9 shall survive the termination or cancellation of this Agreement.

                  By signature below in the space provided below for that purpose, Lehman Brothers Inc. on behalf of the Initial Purchasers indicates acceptance hereof, whereupon this letter and acceptance shall constitute a binding agreement between the Company and the Initial Purchasers in accordance with its terms.

                                Very truly yours,

                                     BALTIMORE GAS AND ELECTRIC COMPANY




                                     By:      /s/ Thomas E. Ruszin, Jr.
                                     Name:    Thomas E. Ruszin, Jr.
                                     Title:   Treasurer and Assistant Secretary


Accepted and delivered as of
the date first above written

LEHMAN BROTHERS INC.
On behalf of the Initial Purchasers



By:      /s/ Martin Goldberg
         Name:  Martin Goldberg
         Title:    Senior Vice President

                                   SCHEDULE A


                       BALTIMORE GAS AND ELECTRIC COMPANY

                                 Debt Securities




                                                            Aggregate Principal
                                                               Amount of 5.25%
      Underwriter                                               Notes due 2006
      Lehman Brothers Inc                                        $165,000,000
      Banc of America Securities LLC                            $  75,000,000
      BNY Capital Markets, Inc.                                 $  15,000,000
      Salomon Smith Barney Inc.                                 $  15,000,000
      Scotia Capital (USA) Inc.                                 $  15,000,000
      SunTrust Capital Markets, Inc.                            $  15,000,000

                                 Total                           $300,000,000

                                                               Annex I

===============================================================================




Description of Securities



         $300,000,000 5.25% Notes due December 15, 2006, interest payable on June 15, and December 15 of each year commencing June 15, 2002.



Purchase Price



         99.56% of the principal amount